EX-28.a.3

DIMENSIONAL INVESTMENT GROUP INC.

CERTIFICATE OF CORRECTION

DIMENSIONAL INVESTMENT GROUP INC., a Maryland corporation (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (which is hereinafter referred to as the “SDAT”) that:

FIRST: The title of the document being corrected by this Certificate of Correction is the Articles Supplementary of the Corporation that was filed with and accepted for record by the SDAT on September 22, 2009 (the “Articles Supplementary”).

SECOND: The name of the sole party to the Articles Supplementary is Dimensional Investment Group Inc.

THIRD: The Articles Supplementary were filed for record with the SDAT on September 22, 2009.

FOURTH: As previously filed, the introductory paragraph of Article FIRST of the Articles Supplementary stated, and the heading to the first chart in Article FIRST, which describes the series of stock of the Corporation, provided:

“FIRST: The Corporation has authority to issue a total of Eight Billion (8,000,000,000) shares of stock, with a par value of One Cent ($0.01) per share, having an aggregate par value of Eighty Million Dollars ($80,000,000), all of which shall be considered common stock. The allocation of shares of common stock to each of its sixteen existing classes of common stock (each a “Class” and collectively the “Classes”) is as follows:

Class Designation	Number of Shares of Common Stock (par value $.01 per share) Allocated”

FIFTH: Article FIRST of the Articles Supplementary is hereby corrected such that the introductory paragraph of Article FIRST states, and the heading to the first chart in Article FIRST provides:

“FIRST: The Corporation has authority to issue Eight Billion (8,000,000,000) shares of capital stock, with a par value of One Cent ($0.01) per share, for an aggregate par value of Eighty Million Dollars ($80,000,000). Currently, the Corporation’s authorized shares have been designated and classified into the following 15 Series:

Series Designation	Number of Shares”

SIXTH: As previously filed, the language in Article FIRST of the Articles Supplementary after the first chart, which describes the series of stock of the Corporation, and before the second chart, which describes the classes of stock within certain series, stated, and the heading to the second chart provided:

“In addition, 4,125,000,000 shares of common stock of the Corporation remain unallocated and undesignated.

The shares of common stock of the Corporation with a par value of One Cent ($0.01) per share allocated to the following Classes:

The DFA International Value Portfolio Shares;

Global Equity Portfolio Shares;

Global 60/40 Portfolio Shares; and

Global 25/75 Portfolio Shares;

have been further classified into the following Sub-Classes:

Sub-Class Designation	Number of Shares of Common Stock (par value $.01 per share Allocated”

SEVENTH: Article FIRST of the Articles Supplementary is hereby corrected such that the language in Article FIRST after the first chart and before the second chart states, and the heading to the second chart provides:

“In addition, 4,125,000,000 shares of capital stock of the Corporation remain unallocated and undesignated.

The shares of capital stock of the Corporation with a par value of One Cent ($0.01) per share allocated to the following Series:

The DFA International Value Portfolio Shares;

Global Equity Portfolio Shares;

Global 60/40 Portfolio Shares; and

Global 25/75 Portfolio Shares;

have been further subdivided into the following Classes:

Classes	Number of Shares”

EIGHTH: As previously filed, the introductory paragraph of Article SECOND of the Articles Supplementary stated:

“SECOND: The Board of Directors of the Corporation has adopted a resolution increasing the total number of shares that the Corporation has the authority to issue from Eight Billion (8,000,000,000) shares of stock, with a par value of One Cent ($0.01) per share, having an aggregate par value of Eighty Million Dollars ($80,000,000), to Fifteen Billion (15,000,000,000) shares of stock, with a par value of One Cent ($0.01) per share, having an aggregate par value of One Hundred Fifty Million Dollars ($150,000,000), all of which shall be considered common stock, and further classifying and allocating Five Billion Twenty-Five Million (5,025,000,000) shares of the unissued and unallocated common stock (par value of One Cent ($0.01) per share), as follows:”

NINTH: Article SECOND of the Articles Supplementary is hereby corrected such that the introductory paragraph of Article SECOND states:

“SECOND: The Board of Directors of the Corporation has adopted a resolution increasing the total number of shares of capital stock that the Corporation has the authority to issue from Eight Billion (8,000,000,000) shares of capital stock, with a par value of One Cent ($0.01) per share, having an aggregate par value of Eighty Million Dollars ($80,000,000), to Fifteen Billion (15,000,000,000) shares of capital stock, with a par value of One Cent ($0.01) per share, having an aggregate par value of One Hundred Fifty Million Dollars ($150,000,000), and further designating, allocating and classifying Five Billion Twenty-Five Million (5,025,000,000) shares of the unissued and unallocated capital stock (par value of One Cent ($0.01) per share), as follows:”

TENTH: As previously filed, the chart in Article SECOND of the Articles Supplementary refers to each class of the series of the Corporation’s capital stock that are subdivided into classes as a “Sub-Class.”

ELEVENTH: The chart in Article SECOND of the Articles Supplementary is hereby corrected such that each class of the series of the Corporation’s capital stock that are subdivided into classes is referred to as a “Class.”

TWELFTH: As previously filed, the introductory paragraph of Article THIRD of the Articles Supplementary stated, and the heading to the first chart in Article THIRD, which describes the series of stock of the Corporation, provided:

“THIRD: Following the aforesaid classifications, allocations and designations, the total number of shares of common stock which the Corporation is authorized to issue is Fifteen Billion (15,000,000,000) shares of stock, with a par value of One Cent ($0.01) per share, having an aggregate par value of One Hundred Fifty Million Dollars ($150,000,000), all of which shall be considered common stock. The allocation of shares of common stock to each of the fifteen Classes is as follows:

Class Designation	Number of Shares of Common Stock (par value $.01 per share) Allocated”

THIRTEENTH: Article THIRD of the Articles Supplementary is hereby corrected such that the introductory paragraph of Article THIRD states, and the heading to the first chart provides:

“THIRD: Following the aforesaid classifications, allocations and designations, the Corporation will have the authority to issue Fifteen Billion (15,000,000,000) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of One Hundred Fifty Million Dollars ($150,000,000), which shares will have been designated and classified into the following 15 Series:

Series Designation	Number of Shares”

FOURTEENTH: As previously filed, the language in Article THIRD of the Articles Supplementary after the first chart, which describes the series of stock of the Corporation, and before the second chart, which describes the classes of stock within certain series, stated, and the heading to the second chart provided:

“In addition, 6,100,000,000 shares of common stock of the Corporation remain unallocated and undesignated.

The shares of common stock of the Corporation with a par value of One Cent ($0.01) per share allocated to the following Classes:

The DFA International Value Portfolio Shares;

Global Equity Portfolio Shares;

Global 60/40 Portfolio Shares; and

Global 25/75 Portfolio Shares;

have been further classified into the following Sub-Classes:

Sub-Class Designation	Number of Shares of Common Stock (par value $.01 per share) Allocated”

FIFTEENTH: Article THIRD of the Articles Supplementary is hereby corrected such that the language in Article THIRD after the first chart and before the second chart states, and the heading to the second chart provides:

“In addition, 6,100,000,000 shares of capital stock of the Corporation remain unallocated and undesignated.

The shares of capital stock of the Corporation with a par value of One Cent ($0.01) per share allocated to the following Series:

The DFA International Value Portfolio Shares;

Global Equity Portfolio Shares;

Global 60/40 Portfolio Shares; and

Global 25/75 Portfolio Shares;

have been further subdivided into the following Classes:

Classes	Number of Shares”

SIXTEENTH: Articles FIFTH, SIXTH and SEVENTH of the Articles Supplementary are renumbered as Articles FOURTH, FIFTH and SIXTH.

SEVENTEENTH: As previously filed, Article FIFTH (to be revised to Article FOURTH) of the Articles Supplementary stated:

“FIFTH: A description of the shares of each Class and Sub-Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation, is as follows:

The holder of each share of each Class and Sub-Class shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name on the books of the Corporation. All shares of the Classes and Sub-Classes then issued and outstanding and entitled to vote, irrespective of Class or Sub-Class, shall be voted in the aggregate and not by Class or Sub-Class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by Class or Sub-Class; and (3) when a matter to be voted upon does not affect any interest of a particular Class or Sub-Class, then only shareholders of the affected Class(es), or affected Sub-Class(es), shall be entitled to vote thereon.

Each share of each Class and Sub-Class shall have the following preferences and special rights, restrictions, and limitations:

(1)      All consideration received by the Corporation for the issue or sale of stock of a Class (or a Sub-Class), together with all assets, income and proceeds derived from the sale, exchange, or liquidation of assets of such Class (or Sub-Class), and any funds or payments derived from any reinvestment thereof, shall belong to such Class (or Sub-Class) and shall be so recorded upon the books of account of the Corporation.

(2)      The assets of any Class (and any Sub-Class) shall be charged with the liabilities of such Class (or Sub-Class, as applicable), and with such share of the general liabilities of the Corporation as the Board of Directors may determine.

(3)      Dividends or distributions on shares of a Class (or a Sub-Class) shall be paid only out of earnings, surplus, or other legally available assets of such Class (or Sub-Class).

(4)      In the event of the liquidation or dissolution of the Corporation, stockholders of a Class (or a Sub-Class, as applicable) shall be entitled to receive, as a Class (or Sub-Class), out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular Class (or Sub-Class), the assets belonging to such Class (or Sub-Class); and the assets so distributable to the stockholders of any Class (or Sub-Class) shall be distributed among such stockholders in proportion to the number of shares of such Class (or Sub-Class) held by them and recorded on the books of the Corporation. In the event that there are any general assets of the Corporation not belonging to any particular Class (or Sub-Class) and available for distribution, such assets shall be distributed to the holders of stock of all Classes (and Sub-Classes) in proportion to the relative net asset value of the respective Classes (and Sub-Classes) determined as provided in the charter of the Corporation.

(5)      The holders of the shares of stock of the Corporation shall have no preemptive rights to subscribe to new or additional shares of its stock or other securities.”

EIGHTEENTH: Article FIFTH (to be revised to Article FOURTH) of the Articles Supplementary is hereby corrected such that Article FIFTH (to be revised to Article FOURTH) states:

“FIFTH: The shares of capital stock designated, allocated and classified pursuant to these Articles Supplementary shall have such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in the charter of the Corporation.”

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IN WITNESS WHEREOF, Dimensional Investment Group Inc. has caused this Certificate of Correction to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 4th day of May 2010; and its Vice President acknowledges that this Certificate of Correction is the act of Dimensional Investment Group Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	DIMENSIONAL INVESTMENT GROUP INC.

/s/ Valerie A. Brown	By:	/s/ Catherine L. Newell	(SEAL)
Valerie A. Brown, Assistant Secretary		Catherine L. Newell, Vice President and Secretary